CERTIFICATE OF CHANGE

Filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1.    Name of Corporation:  NB Manufacturing, Inc.

2.    The Board of Directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.    The current number of authorized shares and the part value, if any, of each class or series, if any, of shares before the change:

        60,000,000 shares of Common Stock, par value $.0001 and 10,000,000 shares of Preferred Stock, par value $.0001.

4.    The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

       480,000,000 shares of Common Stock, par value $.0001 and 80,000,000 shares of Preferred Stock, par value $.0001.

5.    The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

       The corporation shall issue eight (8) shares of Common Stock for each share of Common Stock issued and outstanding immediately prior to the effective date of this forward stock split.

6.    The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

        No fractional shares shall be issued.  Fractional shares, if any, will be rounded up to nearest whole number of shares.

7.    Effective date and time of filing:  February 29, 2012 at 5:00 pm.

8.    Signature:                      /s/Derold L. Kelley
       Derold L. Kelley, President